BioSphere Medical Completes Acquisition of Minority Interest in BioSphere S.A.

Announces Changes to the Board

ROCKLAND, Mass.--(BW HealthWire)--Nov. 29, 2001--BioSphere Medical, Inc. (Nasdaq: BSMD - news) today announced that it has acquired the remaining 15 percent ownership interest in Biosphere Medical S.A. (BMSA) for approximately $1.0 million. BMSA currently serves as European headquarters and as the Company's primary manufacturing facility.

BMSA recently relocated its manufacturing plant to a new, modern facility near Charles De Gaulle Airport. Due to the increased manufacturing capacity of the new facility and improvements in the manufacturing process, the Company expects that it will have adequate capacity to meet its production needs for the foreseeable future.


"Acquiring the remaining minority interest in BMSA provides us with full control over all intellectual property license agreements, manufacturing and distribution, which we expect will facilitate our ability to achieve our long-term goals," stated John M. Carnuccio, president and chief executive officer of BioSphere Medical.

BioSphere Medical also announced the resignation of Jean-Marie Vogel as chairman of the board. Mr. Vogel will continue to be associated with the Company as a business advisor.

"During his tenure as an officer and on the board of directors, Jean-Marie provided valuable guidance and support to management," stated Mr. Carnuccio. "We would like to thank him for his vision which drove the creation of our embolotherapy business and look forward to his contributions as an ongoing business advisor." Mr. Vogel previously served as president and chief executive officer of BioSepra Inc., a chromotography media company, until May 1999, at which time the Company strategically refocused its business on the development and commercialization of microspheres for medical applications.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on embolotherapy, the treatment of tumors and vascular malformations by occluding their blood supply. The Company is pioneering the use of patented and proprietary bioengineered microspheres as a new class of embolics. BioSphere Medical's lead products, Embosphere Microspheres and EmboGold Microspheres, have been cleared by the FDA for marketing for hypervascularized tumors and vascular malformations. The Company is currently conducting clinical trials of Embosphere Microspheres for uterine fibroid embolization (UFE) in the United States under an Investigational Device Exemption (IDE) granted by the FDA. BioSphere Medical has received CE Mark approval in the European Community and approvals in Canada and Australia which allow the Company to sell Embosphere Microspheres for use in general embolization procedures, including uterine fibroid embolization. Cautionary Statement Regarding Forward-Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," "seeks," "projects," "believes," "may," "anticipates," "estimates," and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products; to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere(R) Microspheres and HepaSphere SAP(TM) Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; to provide patent and other proprietary protection for the Company's products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; general economic conditions; as well as those risk factors detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent BioSphere's estimates as of the date of this release. BioSphere anticipates that subsequent events and developments will cause its estimates to change. However, while BioSphere may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BioSphere's estimates or views as of any date subsequent to the date of this release.



Contact:
     Company Contact:
     BioSphere Medical, Inc.
     Robert M. Palladino, 781-681-7925
        OR
     Investor Relations Contact:
     Rx Communications Group, LLC
     Melody A. Carey, 917-322-2571